EXHIBIT 99.1

WestRock Reports Solid Results in Fourth Quarter and Fiscal 2016

NORCROSS, Ga., Nov. 07, 2016 (GLOBE NEWSWIRE) -- WestRock Company (WestRock) (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fourth quarter and fiscal year ended September 30, 2016.

Fourth Quarter 2016 Highlights

  Recorded a loss of $0.34 per diluted share from continuing operations resulting from a $0.91 non-cash charge related to the transfer of certain pension plan assets and liabilities to a third party
  Earned $0.71 of adjusted earnings per diluted share from continuing operations
  Generated net cash from operating activities of $382 million and adjusted free cash flow of $226 million
  Achieved $89 million in year-over-year productivity improvements and an annual run rate of $500 million of synergy and performance improvements

Full Year 2016 Highlights

  Earned $0.59 per diluted share from continuing operations and $2.53 of adjusted earnings per diluted share from continuing operations
  Generated net cash from operating activities of $1.7 billion and adjusted free cash flow of $1.03 billion
  Captured $384 million of productivity improvements
  Implemented its balanced capital allocation strategy by investing $797 million in capital expenditures, deploying $588 million to strategic M&A opportunities, paying $381 million in dividends and returning $335 million to stockholders in stock repurchases

	Three Months Ended	Twelve Months Ended
	September 30, 2016	September 30, 2016

(Loss) income from continuing operations per diluted share	$(0.34)	$0.59

Non-cash pension risk transfer expense	0.91	0.89
Restructuring and other items (1)	0.15	1.05
Merger and acquisition related inventory step-up expense, net of LIFO	0.01	0.02
Gain on investment in Grupo Gondi	-	(0.01)
Gain on extinguishment of debt	(0.01)	(0.01)
Adjustment to reflect adjusted earnings on a fully diluted basis	(0.01)	n/a

Adjusted earnings from continuing operations per diluted share	$0.71	$2.53

(1) See “Restructuring and Other Items”

Steve Voorhees, chief executive officer of WestRock, said, “I’m proud of our strong results during the quarter and our first fiscal year as WestRock. We drove solid earnings per share and robust cash flows through the execution of our disciplined operational plan. We’ve made considerable progress toward achieving our $1 billion synergy and performance improvement goal, and reached an annual run rate of $500 million as of the end of September. Our performance this year is a testament to the value that our differentiated strategy is delivering to our customers, stockholders and employees.”

Conference Call

As previously announced, WestRock will host a conference call to discuss the results of operations for the fourth quarter of fiscal 2016 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on November 7, 2016. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 888-970-4199 (inside the U.S.) or 517-308-9442 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode WESTROCK. Replays of the call will be available through December 6, 2016, and can be accessed at 888-282-0031 (U.S. callers) and 203-369-3601 (outside the U.S.).

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 39,000 team members support customers around the world from more than 250 operating and business locations spanning North America, South America, Europe and Asia. Learn more at www.westrock.com.

Consolidated Financial Results

The financial results below illustrate the performance of WestRock for the quarters ended September 30, 2016, and September 30, 2015 (in millions).

	Sep. 30, 2016	Sep 30, 2015	Change

Net sales	$3,611.7	$3,616.1	$(4.4)

Segment income and Non-allocated expenses	$309.8	$294.8	$15.0
Depreciation	219.1	200.2	18.9
Amortization	59.7	59.1	0.6
Less: Deferred financing costs	(1.3)	(1.3)	-
Inventory step-up, net of LIFO	1.5	63.4	(61.9)
Adjusted Segment EBITDA and Non-allocated expenses	$588.8	$616.2	$(27.4)

The $4 million decline in net sales was primarily attributable to the impact of $10 million of volume, price and mix in the Corrugated and Consumer Packaging segments, partially offset by a $7 million increase due to the impact of foreign currency.

Segment income and non-allocated expenses increased $15 million. Adjusted Segment EBITDA and Non-allocated expenses decreased by $27 million compared to the prior year quarter. These declines were primarily due to a decrease of $32 million in the Corrugated Packaging segment’s Adjusted Segment EBITDA and $5 million of increased Non-allocated expenses that were partially offset by an increase of $11 million in the Consumer Packaging segment’s Adjusted Segment EBITDA. The net decrease in segment income and non-allocated expenses and Adjusted Segment EBITDA and Non-allocated expenses was due primarily to synergy and performance improvements being more than offset by lower price/mix, volume and other cost inflation.

Corrugated Packaging Segment

	Sep. 30, 2016	Sep 30, 2015	Change

Segment sales	$2,003.7	$1,987.3	$16.4

Segment income	$192.4	$235.4	$(43.0)
Depreciation	125.6	111.6	14.0
Amortization	21.6	22.0	(0.4)
Inventory step-up, net of LIFO	-	2.2	(2.2)
Adjusted Segment EBITDA	$339.6	$371.2	$(31.6)

Operating Highlights for the Quarter Ended September 30, 2016:

  Corrugated Packaging segment EBITDA margin of 16.9% and North American Corrugated Adjusted EBITDA margin of 18.2%; Brazil Corrugated Adjusted EBITDA margin of 26.4%
  Shipments in North America of 2.15 million tons, an increase of 135,000 tons from the prior year quarter
  North American containerboard inventory declined by 16,000 tons sequentially and 143,000 tons compared to the prior year quarter
  Maintenance downtime of 32,000 tons and no economic downtime taken
  Brazil shipments increased 9% versus the prior year period on a per day basis
  Segment income included a $9 million gain on the sale of certain land at our Panama City, Florida mill to the port authority which was more than offset by the $10 million estimated impact of the major maintenance outage at our Stevenson, Alabama mill

Period Comparability Items:

  The impact of foreign exchange on segment sales and income for the current quarter was favorable $9 million and unfavorable $7 million, respectively

Consumer Packaging Segment

	Sep. 30, 2016	Sep. 30, 2015	Change

Segment sales	$1,621.7	$1,642.0	$(20.3)

Segment income	$139.1	$77.7	$61.4
Depreciation	89.3	80.9	8.4
Amortization	37.7	36.7	1.0
Inventory step-up, net of LIFO	1.5	61.2	(59.7)
Adjusted Segment EBITDA	$267.6	$256.5	$11.1

Operating Highlights for the Quarter Ended September 30, 2016:

  Consumer Packaging Segment EBITDA margin of 16.4%; Consumer Packaging Adjusted Segment EBITDA up 90 bps year-over-year
  Strong EBITDA margin growth in the home, health and beauty business due to favorable product mix, lower input costs and improved productivity
  Consumer Packaging mill inventory declined by 33,000 tons sequentially and 46,000 tons compared to the prior year quarter

Period Comparability Items:

  The impact of foreign exchange on segment sales and income for the current quarter was unfavorable $2 million and $1 million, respectively

Non-Allocated Expenses

	Sep. 30, 2016	Sep 30, 2015	Change

Non-allocated expenses excluding non-service pension income	$41.9	$40.7	$1.2
Non-service pension income	(21.8)	(25.8)	4.0
Non-allocated expenses as reported	$20.1	$14.9	$5.2

Non-service pension income associated with WestRock’s qualified and nonqualified defined benefit pension plans decreased by $4 million compared to the prior year quarter primarily due to the lower expected return on asset assumption that management established in the fourth quarter of fiscal 2015 as a result of the U.S. Qualified Pension Plans investment de-risking implemented in anticipation of merging certain Rock-Tenn Company (“RockTenn”) and MeadWestvaco Corporation (“MeadWestvaco”) pension plans at that time.

Restructuring and Other Items

Restructuring and other items during the fourth quarter of fiscal 2016 included the following pre-tax costs and expenses:

  $14 million of closure costs, primarily related to costs associated with exiting a corrugated container facility and a folding carton facility and costs at other previously closed facilities; approximately $8 million was non-cash
  $33 million of integration expenses and $2 million of acquisition and divestiture expenses
  $7 million of operating losses and transition costs, primarily associated with operations in the process of being closed

Cash Provided From Operating, Financing and Investing Activities

Cash from operations was $382 million in the fourth quarter of fiscal 2016, in line with $387 million in the prior year quarter. Total debt was $5.79 billion at September 30, 2016, including $316 million for the fair-value of debt stepped-up in purchase accounting. Consistent with WestRock’s balanced capital allocation strategy, during the fourth quarter, WestRock invested $182 million in capital expenditures, paid $94 million in dividends and returned $50 million to stockholders in stock repurchases.

Presentation of Financial Statements

On July 1, 2015, Rock-Tenn Company and MeadWestvaco Corporation completed a strategic combination of their respective businesses. After completion of this transaction, RockTenn and MeadWestvaco became wholly-owned subsidiaries of WestRock. RockTenn was the accounting acquirer in the transaction; therefore, unless otherwise indicated, the financial statements included in this release beginning with the Condensed Consolidated Statements of Operations reflect only the results of RockTenn for fiscal periods prior to the transaction. WestRock’s consolidated financial statements include the consolidated results of WestRock for periods following the transaction.

On May 15, 2016, WestRock completed the separation of its Specialty Chemicals business, Ingevity, and as a result has ceased to consolidate the assets, liabilities and results of operations of that business. WestRock has recast the Condensed Consolidated Balance Sheet as of September 30, 2015 and the Condensed Consolidated Statements of Operations for the current year to date and prior year periods to reflect the former Specialty Chemicals segment as discontinued operations. WestRock has not recast the Condensed Consolidated Statements of Cash Flows since the impact of Specialty Chemicals was not significant.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that our performance this year is a testament to the value that our differentiated strategy and leading portfolio are delivering to our customers, stockholders and employees. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the strategic combination of Rock-Tenn Company and MeadWestvaco Corporation’s respective businesses; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2016	2015	2016	2015
		(recast)		(recast)

Net sales	$3,611.7	$3,616.1	$14,171.8	$11,124.8

Cost of goods sold	2,892.4	2,930.7	11,413.2	8,986.5

Gross profit	719.3	685.4	2,758.6	2,138.3
Selling, general and administrative, excluding intangible amortization	360.0	338.1	1,379.4	1,014.6
Selling, general and administrative intangible amortization	52.4	52.3	211.8	118.9
Pension risk transfer expense	370.7	-	370.7	-
Pension lump sum settlement and retiree medical curtailment, net	-	-	-	11.5
Restructuring and other costs, net	49.4	105.1	366.4	140.8

Operating (loss) profit	(113.2)	189.9	430.3	852.5
Interest expense	(63.5)	(63.6)	(256.7)	(132.5)
Gain (loss) on extinguishment of debt	2.7	(2.6)	2.7	(2.6)
Interest income and other income (expense), net	15.4	10.7	58.6	9.7
Equity in income (loss) of unconsolidated entities	2.9	(0.2)	9.7	7.1

(Loss) income from continuing operations before income taxes	(155.7)	134.2	244.6	734.2

Income tax benefit (expense)	69.3	(26.9)	(89.8)	(233.0)

(Loss) income from continuing operations	(86.4)	107.3	154.8	501.2

(Loss) income from discontinued operations (net of income tax (expense) benefit of $(6.7), $(17.5), $32.3 and $(17.5))	(5.3)	10.6	(544.7)	10.6
Consolidated net (loss) income	(91.7)	117.9	(389.9)	511.8

Less: Net income attributable to noncontrolling interests	(0.3)	(2.1)	(6.4)	(4.7)

Net (loss) income attributable to common stockholders	$(92.0)	$115.8	$(396.3)	$507.1

Diluted weighted average shares outstanding	251.9	264.1	257.9	173.3

Diluted (loss) earnings per share from continuing operations	$(0.34)	$0.40	$0.59	$2.87
Diluted (loss) earnings per share from discontinued operations	(0.03)	0.04	(2.13)	0.06
Diluted (loss) earnings per share	$(0.37)	$0.44	$(1.54)	$2.93

WestRock Company
Segment Information
In millions (unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2016	2015	2016	2015
		(recast)		(recast)
Net sales:

Corrugated Packaging	$2,003.7	$1,987.3	$7,868.5	$7,516.9
Consumer Packaging	1,621.7	1,642.0	6,388.1	3,740.1
Land and Development	43.7	45.0	119.8	45.0
Intersegment Eliminations	(57.4)	(58.2)	(204.6)	(177.2)

Total net sales	$3,611.7	$3,616.1	$14,171.8	$11,124.8

(Loss) income from continuing operations before income taxes:

Corrugated Packaging	$192.4	$235.4	$739.9	$806.7
Consumer Packaging	139.1	77.7	481.7	267.0
Land and Development	(1.6)	(3.4)	4.6	(3.4)

Total segment income	$329.9	$309.7	$1,226.2	$1,070.3

Pension risk transfer expense	(370.7)	-	(370.7)	-
Pension lump sum settlement and retiree medical curtailment, net	-	-	-	(11.5)
Restructuring and other costs, net	(49.4)	(105.1)	(366.4)	(140.8)
Non-allocated expenses	(20.1)	(14.9)	(49.1)	(58.4)
Interest expense	(63.5)	(63.6)	(256.7)	(132.5)
Gain (loss) on extinguishment of debt	2.7	(2.6)	2.7	(2.6)
Interest income and other income (expense), net	15.4	10.7	58.6	9.7

(Loss) income from continuing operations before income taxes	$(155.7)	$134.2	$244.6	$734.2

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Consolidated net (loss) income	$(91.7)	$117.9	$(389.9)	$511.8

Adjustments to reconcile consolidated net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	278.8	281.3	1,146.5	740.8
Cost of real estate sold	37.6	32.1	87.7	32.1
Deferred income tax expense	(196.3)	9.3	(160.9)	161.4
(Gain) loss on extinguishment of debt	(2.7)	2.6	(2.7)	2.6
Share-based compensation expense	23.9	20.7	75.7	49.2
(Gain) loss on disposal of plant and equipment and other, net	(8.4)	(0.3)	(6.5)	1.0
Equity in (income) loss of unconsolidated entities	(2.9)	0.2	(9.7)	(7.1)
Pension and other postretirement funding (more) than expense (income)	344.6	(17.1)	275.6	(137.7)
Gain on Gondi investment	-	-	(12.1)	-
Cash surrender value increase in excess of premium paid	(3.9)	-	(27.6)	-
Impairment adjustments	9.5	3.9	200.8	6.9
Other non-cash items	(8.0)	(8.5)	(42.1)	(14.5)
Impairment of Specialty Chemicals goodwill and intangibles	-	-	579.4	-
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(14.4)	37.1	36.6	106.1
Inventories	24.8	(19.4)	50.6	(27.2)
Other assets	(4.4)	101.9	(83.7)	(10.0)
Accounts payable	(93.0)	3.4	(197.1)	(38.4)
Income taxes	86.2	(13.1)	73.2	(23.6)
Accrued liabilities and other	1.9	(165.0)	94.6	(149.8)

Net cash provided by operating activities	381.6	387.0	1,688.4	1,203.6

Investing activities:

Capital expenditures	(182.0)	(226.6)	(796.7)	(585.5)
Cash (paid) received for business acquisitions, net of cash acquired	-	-	(376.4)	3.7
Debt purchased in connection with an acquisition	-	-	(36.5)	-
Cash received in merger	-	265.7	-	265.7
Corporate-owned life insurance premium paid	(9.0)	-	(9.0)	-
Investment in unconsolidated entities	(1.4)	-	(179.9)	-
Return of capital from unconsolidated entities	0.3	0.3	5.7	1.1
Cash received from affiliated entities	-	3.5	-	3.5
Proceeds from the sale of subsidiary and affiliates	-	-	10.2	-
Proceeds from sale of property, plant and equipment	20.3	6.0	31.2	28.8

Net cash (used for) provided by investing activities	(171.8)	48.9	(1,351.4)	(282.7)

Financing activities:

(Repayments) additions to revolving credit facilities	(55.1)	36.8	125.5	(48.1)
Additions to debt	53.5	1,955.0	1,511.8	2,176.3
Repayments of debt	(61.1)	(1,113.6)	(1,073.3)	(1,587.5)
Other financing additions (repayments)	50.8	(2.6)	53.3	(0.6)
Debt issuance costs	-	(7.7)	(3.6)	(7.8)
Specialty chemicals spin-off of cash and trust funding	13.9	-	(105.0)	-
Issuances of common stock, net of related minimum tax withholdings	15.6	5.3	11.8	(19.3)
Purchases of common stock	(50.2)	(328.0)	(335.3)	(336.7)
Purchases of common stock - merger related	-	(667.8)	-	(667.8)
Excess tax benefits from share-based compensation	0.2	6.3	0.3	23.0
(Repayments to) advances from unconsolidated entity	(1.3)	0.5	(2.3)	(0.3)
Cash dividends paid to stockholders	(94.4)	(97.9)	(380.7)	(214.5)
Cash distributions to noncontrolling interests	(11.7)	(32.6)	(33.5)	(34.7)

Net cash used for financing activities	(139.8)	(246.3)	(231.0)	(718.0)

Effect of exchange rate changes on cash and cash equivalents	12.2	(4.5)	6.6	(7.2)

Increase in cash and cash equivalents	82.2	185.1	112.6	195.7

Cash and cash equivalents from continuing operations, at beginning of period	258.7	43.2	207.8	32.6
Cash and cash equivalents from discontinued operations, at beginning of period	-	-	20.5	-
Balance of cash and cash equivalent at beginning of period	258.7	43.2	228.3	32.6

Cash and cash equivalents from continuing operations, at end of the period	340.9	207.8	340.9	207.8
Cash and cash equivalents from discontinued operations, at end of the period	-	20.5	-	20.5
Cash and cash equivalents at end of period	$340.9	$228.3	$340.9	$228.3

Supplemental disclosure of cash flow information
Cash paid during the period for:
Income taxes, net of refunds	$38.9	$41.7	$157.4	$89.3
Interest, net of amounts capitalized	93.4	93.1	229.9	140.1

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	September 30,	September 30,
	2016	2015
		(recast)
Assets
Current assets
Cash and cash equivalents	$340.9	$207.8
Restricted cash	25.5	7.3
Accounts receivable (net of allowances of $36.5 and $29.5)	1,592.2	1,575.4
Inventories	1,638.2	1,761.0
Other current assets	315.8	261.7
Current assets of discontinued operations	-	362.8

Total current assets	3,912.6	4,176.0

Property, plant and equipment, net	9,294.3	9,159.8
Goodwill	4,778.1	4,647.1
Intangibles, net	2,599.3	2,794.9
Restricted assets held by special purpose entities	1,293.8	1,302.1
Prepaid pension asset	257.8	532.9
Other assets	902.3	503.9
Long-term assets of discontinued operations	-	2,255.7

Total assets	$23,038.2	$25,372.4

Liabilities and Equity
Current liabilities
Current portion of debt	$292.9	$63.7
Accounts payable	1,054.4	1,231.4
Accrued compensation and benefits	405.9	354.9
Other current liabilities	429.8	410.2
Current liabilities of discontinued operations	-	118.6

Total current liabilities	2,183.0	2,178.8

Long-term debt due after one year	5,496.3	5,558.2
Pension liabilities, net of current portion	328.1	316.0
Postretirement medical liabilities, net of current portion	140.0	143.0
Non-recourse liabilities held by special purpose entities	1,170.2	1,179.6
Deferred income taxes	3,130.7	3,189.7
Other long-term liabilities	746.2	647.2
Long-term liabilities of discontinued operations	-	361.8
Redeemable noncontrolling interests	13.7	14.2

Total common stockholders' equity	9,728.8	11,651.8
Noncontrolling interests	101.2	132.1
Total Equity	9,830.0	11,783.9

Total liabilities and equity	$23,038.2	$25,372.4

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us as well as reconciliations of such non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA Margins

WestRock management uses “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment Net sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Net Sales and Segment Income for the quarter ended September 30, 2016 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Non-Alloc. / Eliminations	Consolidated

Segment Net sales	$2,003.7	$1,621.7	$43.7	$(57.4)	$3,611.7
Less: Trade sales	(71.8)	—	—	—	(71.8)
Adjusted Segment Sales	$1,931.9	$1,621.7	$43.7	$(57.4)	$3,539.9

Segment income (loss) and Non-allocated expenses	$192.4	$139.1	$(1.6)	$(20.1)	$309.8
Depreciation and amortization	147.2	127.0	0.2	4.4	278.8
Less: Deferred financing costs	―	―	―	(1.3)	(1.3)
Segment EBITDA	339.6	266.1	(1.4)	(17.0)	587.3
Plus: Inventory step-up	―	1.5	―	―	1.5
Adjusted Segment EBITDA and Non-allocated expenses	$339.6	$267.6	$(1.4)	$(17.0)	$588.8

Segment EBITDA Margins	16.9%	16.4%
Adjusted Segment EBITDA Margins	17.6%	16.5%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Net sales	$1,769.8	$109.2	$124.7	$2,003.7
Less: Trade sales	(71.8)	—	—	(71.8)
Adjusted Segment Sales	$1,698.0	$109.2	$124.7	$1,931.9

Segment income (loss)	$180.6	$12.6	$(0.8)	$192.4
Depreciation and amortization	128.2	16.2	2.8	147.2
Segment EBITDA	308.8	28.8	2.0	339.6
Plus: Inventory step-up	―	―	―	―
Adjusted Segment EBITDA	$308.8	$28.8	$2.0	$339.6

Segment EBITDA Margins	17.4%	26.4%		16.9%
Adjusted Segment EBITDA Margins	18.2%	26.4%		17.6%

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Net Sales and Segment Income for the quarter ended September 30, 2015 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Non-Alloc. / Eliminations	Consolidated

Segment Net sales	$1,987.3	$1,642.0	$45.0	$(58.2)	$3,616.1
Less: Trade sales	(77.6)	—	—	—	(77.6)
Adjusted Segment Sales	$1,909.7	$1,642.0	$45.0	$(58.2)	$3,538.5

Segment income (loss) and Non-allocated expenses	$235.4	$77.7	$(3.4)	$(14.9)	$294.8
Depreciation and amortization	133.6	117.6	0.2	7.9	259.3
Less: Deferred financing costs	―	―	―	(1.3)	(1.3)
Segment EBITDA	369.0	195.3	(3.2)	(8.3)	552.8
Plus: Inventory step-up	2.2	61.2	―	―	63.4
Adjusted Segment EBITDA and Non-allocated expenses	$371.2	$256.5	$(3.2)	$(8.3)	$616.2

Segment EBITDA Margins	18.6%	11.9%
Adjusted Segment EBITDA Margins	19.4%	15.6%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Net sales	$1,772.1	$88.6	$126.6	$1,987.3
Less: Trade sales	(77.6)	—	—	(77.6)
Adjusted Segment Sales	$1,694.5	$88.6	$126.6	$1,909.7

Segment income (loss)	$219.0	$12.6	$3.8	$235.4
Depreciation and amortization	121.0	10.2	2.4	133.6
Segment EBITDA	340.0	22.8	6.2	369.0
Plus: Inventory step-up	―	2.2	―	2.2
Adjusted Segment EBITDA	$340.0	$25.0	$6.2	$371.2

Segment EBITDA Margins	19.2%	25.7%		18.6%
Adjusted Segment EBITDA Margins	20.1%	28.2%		19.4%

Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Free Cash Flow”. Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain non-cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”.

Set forth below is a reconciliation of “Adjusted Free Cash Flow” to Net cash provided by operating activities for the three and twelve months ended September 30, 2016 (in millions, except per share amount).

	Three Months	Twelve Months
Net cash provided by operating activities	$381.6	$1,688.4
Less: Capital expenditures	(182.0)	(796.7)
Free Cash Flow	199.6	891.7
Plus: Non-cash Restructuring and other costs, net of tax	26.1	139.3
Adjusted Free Cash Flow	$225.7	$1,031.0

Adjusted Income from Continuing Operations and Adjusted Earnings from Continuing Operations per Diluted Share

WestRock uses the non-GAAP financial measures “adjusted income from continuing operations” and “adjusted earnings from continuing operations per diluted share”. Management believes these non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate its performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are (Loss) income from continuing operations and (Loss) earnings from continuing operations per diluted share, respectively. At the beginning of this press release is a reconciliation of (Loss) income from continuing operations per diluted share to adjusted earnings from continuing operations per diluted share. Set forth below is a reconciliation of adjusted income from continuing operations to (Loss) income from continuing operations (in millions).

	Three Months Ended	Twelve Months Ended
	September 30, 2016	September 30, 2016

(Loss) income from continuing operations	$(86.4)	$154.8

Non-cash pension risk transfer expense	229.8	229.8
Restructuring and other items	38.6	268.3
Merger and acquisition related inventory step-up expense, net of LIFO	1.0	5.6
Gain on investment in Grupo Gondi	-	(1.5)
Gain on extinguishment of debt	(1.9)	(1.9)
Noncontrolling interest from continuing operations	(0.4)	(2.1)

Adjusted income from continuing operations	$180.7	$653.0

CONTACT:

WestRock

Investors:	Media:
Matt Tractenberg, 470-328-6327	Chris Augustine, 470-328-6305
Vice President, Head of Investor Relations	Director, Corporate Communications
matt.tractenberg@westrock.com	mediainquiries@westrock.com

John Stakel, 678-291-7901
Senior Vice President - Treasurer
john.stakel@westrock.com